                                                                      EXHIBIT 21

            LIST OF SIGNIFICANT SUBSIDIARIES OF CINGULAR WIRELESS LLC

                                                              State or Other Jurisdiction
                   Name of Subsidiary                       of Incorporation or Organization            Name Doing Business As
                   ------------------                       --------------------------------            ----------------------
1.       BellSouth Mobility LLC                                       Georgia                           Cingular Wireless

2.       American Cellular Communications LLC                         Delaware                          Cingular Wireless

3.       Atlanta-Athens MSA Limited Partnership                       Delaware                          Cingular Wireless

4.       SBC Wireless, LLC                                            Delaware                          Cingular Wireless

5.       Southwestern Bell Mobile Systems, LLC                        Delaware                          Cingular Wireless

6.       Southwestern Bell Wireless, LLC                              Delaware                          Cingular Wireless

7.       SWBW B-Band Development, LLC                                 Delaware                          SWBW B-Band Development, LLC

8.       Dallas SMSA Limited Partnership                              Delaware                          Cingular Wireless

9.       Pacific Bell Wireless, LLC                                   Nevada                            Cingular Wireless